GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT ("Guaranty") is given this 18th day of January, 2000, to the persons and entities listed on Schedule 1 hereto by CYBERFIN CORP.
("Guarantor"), a Massachusetts corporation, as security for the obligations of Cambex Corporation, a Massachusetts corporation (the "Company") described below. The entities on Schedule 1 are hereinafter collectively referred to as "Purchasers." Defined terms used and not otherwise defined in this Guaranty shall have the meanings ascribed to them in the Purchase
Agreement.

                      Background
Purchasers have purchased up to an aggregate $2,000,000 in principal amount of the Company's Series 1 Bridge
Notes ("Bridge Notes") issued by the Company pursuant to a Series 1 Bridge Note Purchase Agreement of even date herewith (the "Purchase Agreement"). Guarantor is the holder of 730,228 shares of Common Stock of the Company, represented by the copied certificates attached hereto as Exhibit A (collectively the "Pledged
Shares;" the Pledged Shares are sometimes collectively referred to as "Pledged Securities"). The execution and delivery of this Agreement was a condition precedent and a material inducement to Purchasers to purchase the Bridge Notes guarantied hereby. Guarantor (a corporation whose sole shareholder is Executive Vice
President and Chief Financial Officer of the Company) as a stockholder of the Company receives a significant benefit from the sale to Purchasers of the Bridge Notes issued by the Company. Guarantor acknowledges that Purchasers would not have purchased the Bridge Notes without the execution and delivery of this Guaranty
Agreement. Guarantor acknowledges that because of the direct benefit to the Guarantor from the proceeds of the sale of the Bridge Notes by the Company, the Guarantor agreed to guaranty to the Purchasers the performance of the obligations of the Company as and to the extent set forth herein.

                       Agreement
For and in consideration of the execution and delivery of the Purchase Agreement by Purchasers and the purchase by Purchasers of the Bridge Notes, the Guarantor hereby covenants and agrees with the Purchaser as follows:

Section 1.     Guaranty of Payment.
Guarantor hereby unconditionally and irrevocably guarantees to Purchasers the full payment and performance, when due, by acceleration or otherwise, of all past, present, and future indebtedness, liabilities, and obligations of the Company to Purchasers of any kind and description arising in connection with the Purchase Agreement, the Bridge
Notes, the Stock Pledge Agreement, and this Guaranty
Agreement (collectively, the "Bridge Note Purchase
Documents"), whether direct or indirect, absolute or contingent, or due or to become due (collectively, the "Obligations"), it being understood by all the parties hereto that such guaranty of payment is limited to the value of the Pledged Securities at such time any action is taken with respect to the Pledged Securities pursuant to any Event of Default hereunder and that the parties hereto have no other recourse to the property and assets of the Guarantor other than the Pledged
Securities. This Guaranty shall only relate to the Obligations and not to any other obligations of the Company which now or hereafter may be held by Purchasers and their respective successors and assigns.
The guaranty of Guarantor as set forth in this section is an absolute, continuing, primary, and unconditional guaranty of payment and not of collection. If a claim is ever made upon Purchasers for the repayment or recovery of any amount or amounts received by Purchasers in payment of any of the Obligations and Purchasers repay all or part of such amount by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over Purchasers or any of their property, or (b) any settlement or compromise of any such claim effected by the Purchasers with any such claimant, including the Company, then in such event Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon Guarantor as if against the Guarantor and in favor of the Purchasers, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and Guarantor shall be and remain obligated to Purchasers hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Purchasers, such amount to be included in the term
"Obligations."

     This Guaranty may be enforced by Purchasers against Guarantor without the necessity at any time of Purchasers (a) resorting to or exhausting any other security or collateral now or hereafter pledged, assigned, or granted to Purchasers and without the necessity at any time of Purchasers' having recourse against the Company on the Bridge Notes, or (b) exercising any other rights available to them under the Bridge Note Purchase Documents if neither the Company nor Guarantor timely performs the obligations of the Company thereunder.

Section 2.     Nature of Obligations.
Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations or the Bridge Note
Purchase Documents (including any novation), whether by operation of law or otherwise, including, without limitation any impairment, modification, change, release, or limitation of the liability of the Company or any co-guarantor by reason of the Company's or any co-guarantor's bankruptcy or insolvency or any subsequent reorganization, merger, or consolidation of the Company or any other change in its composition, nature, personnel, or location shall discharge all or any part of the liabilities and obligations of Guarantor pursuant to this Guaranty. It is the purpose and intent of Guarantor and Purchasers that the covenants, agreements, and all liabilities and obligations of Guarantor hereunder are absolute, unconditional, and irrevocable under any and all circumstances, including, without limitation, the invalidity or unenforceability of any or all of the Bridge Note Purchase Documents. Without limiting the generality of the foregoing, Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty are fully performed, and all of the obligations hereunder are paid, performed, satisfied, and discharged in full, Guarantor's undertakings hereunder and the Pledged Securities shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of Purchasers, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by Purchasers, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of Guarantor, including, without limitation, the failure of Purchasers to perfect, or to continue the perfection of, any lien or security interest in any security or any delay by Purchasers in perfecting any such lien or security interest, or by reason of any further dealings between the Company and Purchasers, or any other guarantor or surety; and Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements, or waivers. Without limiting the generality of the foregoing, Guarantor hereby gives its consent for the Purchaser to do any one or more of the following without in any manner affecting, impairing, limiting, modifying, or releasing any of the obligations of Guarantor under this Agreement and without notice to or consent of Guarantor: (a) exchange, compromise, or surrender the whole or any part of any security now or hereafter held for the Obligations; (b) exchange, extend, or renew the time or place of payment of the Obligations in whole or in part, to a time certain or otherwise whether or not longer than the original period, or withdraw credit or time to pay; (c) extend or change the terms of performance of any other obligations of the Company under the Bridge Note
Purchase Documents; (d) modify, amend, or waive any of the provisions of the Bridge Note Purchase Documents;
(e) release or grant indulgences to the Company, any co-guarantor, or any party to the Bridge Note Purchase
Documents; (f) receive property or other security as collateral for the Obligations; (g) fail to exercise due diligence or omit to enforce any right, power, or privilege under the Bridge Note Purchase Documents; and
(h) apply any payment received by Purchasers from the Company of, or on account of, the Obligations, in any manner Purchasers elect.

Section 3.     Waiver of Rights.
Guarantor expressly waives: (a) notice of the execution and delivery of the Bridge Note Purchase Documents and creation of the Obligations; (b) notice of acceptance of this Guaranty by Purchasers and of all extensions of credit to the Company by Purchasers; (c) presentment and demand for payment of any of the Obligations; (d) protest and notice of dishonor or of default or nonpayment to Guarantor or to any other party with respect to the Obligations or with respect to any security therefor; (e) notice of the Purchaser's obtaining, amending, substituting for, releasing, waiving, or modifying any security interest, liens, or encumbrances now or hereafter securing the Obligations, or subordinating, compromising, discharging, or releasing such security interests, liens, or encumbrances by Purchasers and any other notices whatever; (f) demand for payment under this Guaranty;
and (g) all rights of subrogation, indemnification, contribution, and reimbursement from the Company, all rights to enforce any remedy Purchasers may have against the Company, and any benefit of, or right to participate in, any collateral or security now or hereinafter held by Purchasers in respect of the Obligations, until the Company shall have paid in full all Bridge Notes issued by the Company pursuant to (i) the Bridge Note Purchase Agreement of even date herewith, as the same may hereafter be amended, extended, or modified.

Section 4.     Term of Guaranty; Warranties.
This Guaranty shall continue in full force and effect until the Obligations are fully paid, performed, and discharged. The Obligations shall be regarded as discharged for this purpose upon the first to occur of either full and final payment of the Obligations due under or in connection with the Bridge Notes or conversion thereof pursuant to their terms, plus discharge of any expenses payable by Borrower to or for the benefit of Purchasers outstanding at that time.
Guarantor warrants and represents to Purchasers that
(a) Guarantor will directly benefit from the financial accommodations being extended to the Company by Purchasers; (b) this Guaranty is binding upon and enforceable against Guarantor, in accordance with its terms; (c) the execution and delivery of this Guaranty do not violate or constitute a breach of any agreement to which any Guarantor is a party or of any applicable laws; and (d) there is no litigation, claim, action, or proceeding pending, or, to the best knowledge of Guarantor, threatened against any Guarantor that would materially adversely affect the financial condition of any Guarantor or its ability to fulfill its obligations hereunder.

Section 5.     Attorneys' Fees and Costs of Collection.
If at any time or times hereafter Purchasers employ counsel to pursue collection, to intervene, to sue for enforcement of, or take any other action with respect to the terms hereof or of the Bridge Notes, then in such event, all of the reasonable attorneys' fees and disbursements relating thereto and any other fees and disbursements incurred by or on behalf of the Purchaser, including costs and legal fees in any appeal due to the failure of the Company to pay the Obligations when due and payable, shall be an additional liability of Guarantor to Purchasers, payable on demand.

Section 6.     Events of Default.
The occurrence of any one or more of the following events shall constitute an event of default (an "Event of Default") under this Guaranty: (a) the failure of a Guarantor to perform, observe, or comply with any of the provisions of this Guaranty, including, without limitation, the payment provisions; (b) the occurrence and continuance of an Event of Default (as defined therein) under any of the Bridge Note Purchase
Documents; (c) the receipt by Purchasers of any materially false, inaccurate, or misleading information contained in any financial statement, application, schedule, report, or any other document given by or on behalf of Guarantor in connection with this Guaranty;
(d) the entry of any order for relief under any provision of Title 11 of the United States Code
(entitled "Bankruptcy"), as amended, or under any similar federal or state statute in any bankruptcy case filed by or against the Guarantor; or (e) the appointment of a receiver or custodian for, the making of a general assignment for the benefit of creditors by, or the insolvency of a Guarantor.

     Upon the occurrence and during the continuance of an Event of Default under this Guaranty, Purchasers may, at their option, declare an amount equal to any or all of the then unpaid balance of the Obligations
(whether then due or not) to be immediately due and payable by Guarantor, and Guarantor shall on demand pay the same to Purchasers in immediately available funds, in lawful money of the United States of America.

Section 7.     Guaranty Secured.
The joint and several obligations of the Guarantor hereunder are secured by a Stock Pledge Agreement of even date herewith among the Company, Guarantor, and Purchasers, and Purchasers are entitled to all of the rights and privileges thereof.

Section 8.     Cumulative Rights.
All rights of Purchasers hereunder or otherwise arising under any of the Bridge Note Purchase Documents are separate and cumulative and may be pursued separately, successively, or concurrently, or not pursued, without affecting or limiting any other right of Purchasers and without affecting or impairing the liability of Guarantor.

Section  9.    Assignment.
Purchasers may, without notice to or consent of Guarantor and subject to restrictions on transfer in the Bridge Note Purchase Agreement, sell, assign, or transfer to any person or persons all or any part of the Obligations, and each such person or persons shall have the right to enforce this Guaranty as fully as Purchasers, provided that the Purchaser shall continue to have the unimpaired right prior and superior to that of any such assignee, transferee, or holder to enforce this Guaranty as to so much of the Obligations that it has not sold, assigned, or transferred.

Section 10.    Successors and Assigns.
This Guaranty shall bind Guarantor and its legal representatives, successors, and assigns and shall inure to the benefit of, and be enforceable by, Purchasers and their heirs, executors, administrators, legal representatives, successors and assigns, including, without limitation, each and every person who shall from time to time be or become the holder of any of the Bridge Note Purchase Documents.

Section 11.    Notices.
Notices under this Guaranty shall be given in writing and shall be deemed served at the earlier of (a) receipt, (b) three (3) days after deposit in the United
States mail, sent certified or registered mail, return receipt requested, postage prepaid, or (c) upon receipt by facsimile machine, and addressed to the parties at the following addresses, or at such other addresses as the parties shall designate in writing:
          If to the Guarantor:
                         Cyberfin Corporation
                         c/o Cambex Corporation
                         360 Second Avenue
                         Waltham, Massachusetts 02451
                         Attn:  Peter Kruy
                         Tel: (781) 890-6000
                         Fax: (781) 890-2899
     With a copy to:
                         Ropes & Gray
                         One International Place
                         Boston, Massachusetts 02110
                         Attention: John E. Beard
                         Telephone:  (617) 951-7411
                         Facsimile:  (617) 951-7050
          If to Purchasers, at the address of each Purchaser on Schedule 1 hereto, under the caption
     "Purchaser's name and address" with a copy to such Purchaser's legal counsel, at the address set forth adjacent to the address of such Purchaser on
     Schedule 1 hereto, under the caption "Purchaser's
     Counsel's name and address".

Personal delivery to a party or to any officer, partner, agent, or employee of such party at its address herein shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received also shall constitute receipt.

Section 12.    Amendment.
This Guaranty may be terminated, amended, supplemented, waived, released or modified only by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplementation, waiver, release, or modification is sought.

Section 13.    Usury.
Notwithstanding any other provisions herein contained, no provision of this Guaranty shall require or permit the collection from Guarantor of interest in excess of the maximum rate or amount that Guarantor may be required or permitted to pay pursuant to any applicable law.

Section 14.    Governing Law.
This Guaranty shall be deemed to be a contract made under, and for all purposes shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to the principles or rules governing conflict of laws.
The parties agree that any action brought by one party against the other shall be in any appropriate state court or any federal Court located in the County where the party against whom the action is brought is principally located, and both parties agree that such courts shall have exclusive jurisdiction of such case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties consent to the jurisdiction of such courts.

Section  15. Multiple Counterparts; Pronouns; Captions;
Severability.
This Guaranty may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute but one and the same document.
Captions are for reference only and in no way limit the terms of this Guaranty. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but invalidation of any one or more of the provisions of this Guaranty shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.
IN WITNESS WHEREOF, Guarantor has executed this
Guaranty under seal as of the day and year first above written.



            [Signatures on following pages]


                COMPANY SIGNATURE PAGE
                          TO
                  GUARANTY AGREEMENT



                                   THE COMPANY:


                                   CAMBEX CORPORATION

                                   By: /s/ Peter Kruy
                                           Peter Kruy





       [Guarantor signatures on following page]



               GUARANTOR SIGNATURE PAGE
                          TO
                  GUARANTY AGREEMENT



                                   CYBERFIN CORPORATION


                                   By: /s/ Peter Kruy


                                          Peter Kruy,
                                   President








                      SCHEDULE 1
                          TO
                  GUARANTY AGREEMENT


                Schedule of Purchasers

Purchaser Name and     Purchaser's Counsel's  Principal Amount
Address                Name and Address       Purchased

Purchaser Name         Purchaser's Legal                $
                       Counsel
                       Address and
                       Facsimile Number

SovCap Equity                                      $1,600,000
Partners, Ltd.

Correllus                                           $250,000
International Ltd.

Arab Commerce Bank,                                 $150,000
Ltd.

Total                                              $2,000,000